Exhibit 5.1

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460

www.lw.com

FIRM / AFFILIATE OFFICES

	Austin	Milan

	Beijing	Munich

	Boston	New York

	Brussels	Orange County

	Century City	Paris

May 4, 2023	Chicago	Riyadh*
	Dubai	San Diego

	Düsseldorf	San Francisco

	Frankfurt	Seoul

	Hamburg	Shanghai

	Hong Kong	Silicon Valley

	Houston	Singapore

	London	Tel Aviv

	Los Angeles	Tokyo

	Madrid	Washington, D.C.

Cipher Mining Inc.

1 Vanderbilt Avenue, Floor 54, Suite C

New York, New York 10017

Re:	Registration Statement on Form S-3; 187,109,827 shares of Common Stock, par value $0.001 per share

To the addressee set forth above:

We have acted as special counsel to Cipher Mining Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 187,109,827 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) to be resold from time to time by a certain securityholder of the Company named in the Registration Statement (the “Selling Securityholder Shares”). The Common Stock, plus any additional Common Stock and Selling Securityholder Shares that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the sale of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Latham & Watkins is the business name of Latham & Watkins (London) LLP, a registered limited liability partnership organised under the laws of New York and authorised and regulated by the Solicitors Regulation Authority (SRA No. 203820). A list of the names of the partners of Latham & Watkins (London) LLP is open to inspection at its principal place of business, 99 Bishopsgate, London EC2M 3XF, and such persons are either solicitors, registered foreign lawyers, or managers authorised by the SRA. We are affiliated with the firm Latham & Watkins LLP, a limited liability partnership organised under the laws of Delaware.

May 4, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Selling Securityholder Shares have been duly authorized by all necessary corporate action of the Company, and the Selling Securityholder Shares are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP